UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	June 19, 2012
COMMERCIAL NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Pennsylvania	0-18676	25-1623213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
900 Ligonier Street, Latrobe, PA		15650
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 724-539-3501

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard: Transfer of Listing.

  On June 19, 2012, Commercial National Financial Corporation ( the company ) notified Nasdaq of its intention to voluntarily delist its common stock from Nasdaq and its intention to deregister from the Securities and Exchange Commmission.  A copy of the press release announcing the Company's intention to delist and deregister the shares is attached as Exhibit 99.1

Exibit 99.1  June 19, 2012  press release

Commercial National Financial Corporation
(Registrant)

Date: June 20, 2012	/s/	Gregg E. Hunter
Gregg E. Hunter
President and Chief Executive Officer